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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
EPIQ SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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NOTICE OF ANNUAL MEETING

on

JUNE 5, 2002

and

PROXY STATEMENT

501 Kansas Avenue
Kansas City, Kansas 66105

April 26, 2002

Dear Shareholder:

The Annual Meeting of Shareholders of EPIQ Systems, Inc. will be held at 10:00 a.m., local time, on Wednesday, June 5, 2002, at the Fairmont Hotel, 401 Ward Parkway, Kansas City, Missouri 64112. The enclosed notice of the meeting and proxy statement contain detailed information about the business to be transacted at the meeting.

On behalf of the Board of Directors and Management of the Company, I cordially invite you to attend the Annual Meeting of Shareholders.

The prompt return of your Proxy in the enclosed business reply envelope or voting by telephone or via the Internet (as described on the Proxy card) will help ensure that as many shares as possible are represented at the Annual Meeting.

I personally look forward to seeing you at the Annual Meeting.

Sincerely,

EPIQ SYSTEMS, INC.

Tom W. Olofson
Chairman and
Chief Executive Officer

EPIQ SYSTEMS, INC.
501 Kansas Avenue
Kansas City, Kansas 66105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 5, 2002

TO THE SHAREHOLDERS OF EPIQ SYSTEMS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of EPIQ Systems, Inc. (the "Company") will be held at the Fairmont Hotel, 401 Ward Parkway, Kansas City, Missouri 64112 at 10:00 a.m., local time, on Wednesday, June 5, 2002, for the following purposes:

  1.
  To elect five Directors to the Board of Directors of the Company, each for a term of one year and until their successors are elected and qualified;

  2.
  To consider a proposal to amend the 1995 Stock Option Plan to increase the number of shares of Common Stock available for issuance under the plan from 1,800,000 to 3,000,000; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on April 16, 2002, are entitled to notice of and to vote at the meeting or any adjournment thereof. On April 16, 2002, the record date for the Annual Meeting, there were 14,424,559 shares of Common Stock outstanding. Each outstanding share is entitled to one vote.

        The Board of Directors of the Company encourages you to sign, date and promptly mail the proxy in the enclosed postage prepaid envelope or to vote by telephone or via the Internet (as described on the proxy card), regardless of whether or not you intend to be present at the Annual Meeting. You are urged, however, to attend the Annual Meeting.

                      By Order of the Board of Directors

                      Denise C. Lynch,
                      Secretary

Kansas City, Kansas
April 26, 2002

EPIQ SYSTEMS, INC.

501 Kansas Avenue
Kansas City, Kansas 66105

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To be held Wednesday, June 5, 2002

SOLICITATION AND REVOCABILITY OF PROXIES

        This Proxy Statement and the enclosed Proxy card are furnished to the shareholders of EPIQ Systems, Inc., a Missouri corporation, in connection with the solicitation of proxies by the Company for use at the Company's Annual Meeting of Shareholders, and any adjournments or postponement thereof, to be held at the Fairmont Hotel, 401 Ward Parkway, Kansas City, Missouri at 10:00 a.m., local time, on Wednesday, June 5, 2002. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 2001 Annual Report to Shareholders is expected to commence on April 26, 2002.

        You are requested to vote your shares by following the instructions on the Proxy for voting by telephone or via the Internet or by completing, signing and returning the Proxy promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked by written notice of revocation delivered to the Secretary of the Company, by executing and delivering a later dated Proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not constitute a revocation of your Proxy unless you vote in person at the Annual Meeting or deliver an executed and later dated Proxy. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with the shareholders' instructions. If no instructions are given, Proxies will be voted as follows:

  a.
  to elect Tom W. Olofson, Christopher E. Olofson, Robert C. Levy, W. Bryan Satterlee and Edward M. Connolly, Jr. as Directors to serve for one-year terms until the 2003 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

  b.
  to amend the 1995 Stock Option Plan to increase the number of shares of Common Stock available for issuance under the plan to 3,000,000; and

  c.
  in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

        Only the holders of record of shares of Common Stock as of the close of business on April 16, 2002, are entitled to vote on the matters to be presented at the Annual Meeting, either in person or by proxy. At the close of business on April 16, 2002, there were outstanding and entitled to vote a total of 14,424,559 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

        The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of Common Stock as of the record date is necessary to constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote of the shareholders at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect the directors. The affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to approve the proposed amendment to the 1995 Stock Option Plan. Broker non-votes are not deemed to be represented at the Annual Meeting for purposes of the vote on the proposal to amend the 1995 Stock Option Plan. Abstentions have the effect of a negative vote on the proposal to amend the 1995 Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of April 16, 2002, for (i) each director and nominee for election as a director of the Company; (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner	Number of Shares		Percentage Owned
Named Executive Officers and Directors(1)
Tom W. Olofson	2,475,000	(2)	17.16%
Christopher E. Olofson	710,000	(3)	4.92%
Robert C. Levy	64,125	(4)	*
W. Bryan Satterlee	28,372	(5)	*
Edward M. Connolly, Jr.	4,875	(6)	*
Thomas L. Layton	1,626	(7)	*
Sally D. MacDonald	11,400	(8)	*
Janice E. Katterhenry	1,938	(9)	*
All directors and executive officers as a group (12 persons)	3,325,293	(10)	23.05%
5% Shareholders(11)
FMR Corp.
(Fidelity Management & Research Company)	920,000	(12)	6.38%
82 Devonshire Street
Boston, MA 02109
Deutsche Asset Management-Scudder Investments	782,750	(12)	5.43%
345 Park Avenue New York, New York 10154

*
Less than 1%

(1)
The address of all of the named individuals is c/o EPIQ Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105.

(2)
Includes 50,000 shares owned by Mr. Olofson's spouse, Jeanne H. Olofson, as to which Mr. Olofson disclaims beneficial ownership. Also includes 105,000 shares owned by the Tom W. and Jeanne H. Olofson Foundation, as to which shares Mr. Olofson shares beneficial ownership. Excludes 84,000 shares owned by Mr. Olofson's son, Scott W. Olofson, as to which shares Mr. Olofson disclaims beneficial ownership.

(3)
Includes 575,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days.

(4)
Includes 13,500 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days. Excludes 25,250 shares of Common Stock issuable upon exercise of options held by Mr. Levy that are not currently exercisable and will not become exercisable within 60 days.

(5)
Includes 10,125 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days. Excludes 25,250 shares of Common Stock issuable upon exercise of options held by Mr. Satterlee that are not currently exercisable and will not become exercisable within 60 days.

(6)
Includes 3,375 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days. Excludes 18,500 shares of Common Stock issuable upon exercise of options held by Mr. Connolly that are not currently exercisable and will not become exercisable within 60 days.

(7)
Includes 1,350 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days. Excludes 37,950 shares of Common Stock issuable upon exercise of options held by Mr. Layton that are not currently exercisable and will not become exercisable within 60 days.

(8)
Includes 9,900 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days. Excludes 18,600 shares of Common Stock issuable upon exercise of options held by Ms. MacDonald that are not currently exercisable and will not become exercisable within 60 days.

(9)
Includes 1,800 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days. Excludes 37,950 shares of Common Stock issuable upon exercise of options held by Ms. Katterhenry that are not currently exercisable and will not become exercisable within 60 days.

(10)
Includes 642,800 shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days. Excludes 207,875 shares of Common Stock issuable upon exercise of options held by directors or executive officers that are not currently exercisable and will not become exercisable within 60 days.

(11)
Excludes 5% shareholders listed above as executive officers or directors.

(12)
Based solely on Schedule 13G filings with the Securities and Exchange Commission.

ELECTION OF DIRECTORS

        At the Annual Meeting, the shareholders will elect five directors to hold office for one-year terms ending at the Company's 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified. It is intended that the names of the nominees listed below will be placed in nomination at the Annual Meeting to serve as directors and that the persons named in the Proxy will vote for their election. All nominees listed below are currently members of the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the Proxies will be voted for the person, if any, designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve.

        The nominees for directors of the Company, as well as certain information about them, are as follows:

Name	Age	Position
Tom W. Olofson	60	Chairman, Chief Executive Officer, and Director
Christopher E. Olofson	32	President, Chief Operating Officer, and Director
Robert C. Levy *	55	Director
W. Bryan Satterlee *	67	Director
Edward M. Connolly, Jr. *	59	Director

*
Member of Audit Committee

        Tom W. Olofson led a private investor group that acquired the Company in July 1988, and has served as Chief Executive Officer and Chairman of the Board since that time. During his business career, Mr. Olofson has held various management positions with Xerox Corporation and was a Senior Vice President and member of the Office of the President of Marion Laboratories, Inc. Mr. Olofson is a director of Saztec International, Inc. and also serves as a director of various private companies in which he is an investor. He earned a BBA from the University of Pittsburgh in 1963, and is currently a member of the Board of Visitors of the Katz Graduate School of Business at the University of Pittsburgh. He is the father of Christopher E. Olofson.

        Christopher E. Olofson joined the Company as a Vice President in June 1993, and was a part-time employee of the Company from 1988 to 1993. In January 1994, he was named Senior Vice President—Operations, and became Executive Vice President and a member of the Board of Directors effective January 1, 1995. Effective July 1, 1996, Mr. Olofson also assumed the duties of Chief Operating Officer, and effective October 1, 1998, Mr. Olofson was named President of the Company. He earned an AB degree from Princeton University in 1992, summa cum laude. He was named a Fulbright Scholar, and he completed a one-year program of study at the Stanford University Center in Taipei, Taiwan in 1993. He is the son of Tom W. Olofson.

        Robert C. Levy is a director, shareholder and executive committee member of the law firm of Seigfreid, Bingham, Levy, Selzer & Gee, P.C. in Kansas City, Missouri. He has been a Director of the Company since July 1988. He earned a BS from Northwestern University in 1968, and a JD from the University of California at Berkeley in 1971. Mr. Levy formerly was Chairman of the Board of Directors of Blue Cross and Blue Shield of Kansas City.

        W. Bryan Satterlee was elected to the Company's Board of Directors in February 1997. Mr. Satterlee has been a partner since 1989 in NorthEast Ventures, a consulting firm based in Hartford, Connecticut, which specializes in business development services for and evaluations of technology-based venture companies. He has extensive general management and marketing experience in technology-based firms. Mr. Satterlee's background includes ten years of management experience with IBM, as well as having been a founder of a computer leasing/software business, a telecommunications company and a venture investment services business. He earned a BS from Lafayette College in 1956.

        Edward M. Connolly, Jr. was elected to the Company's Board of Directors in January 2001. He served as president of the Aventis Pharmaceuticals Foundation and vice president of community affairs for Aventis Pharmaceuticals. He retired from Aventis in October 2000. Prior to his work there, he held various executive positions, primarily in the human resources area, at Hoechst Marion Roussel, Marion Merrell Dow and Marion Laboratories, predecessor companies to Aventis. He holds a BA degree in psychology from Bellarmine University in Louisville, Kentucky.

The Board of Directors recommends a vote  FOR
the election of the nominees for director named above.

BOARD MEETINGS AND COMMITTEES

        During 2001, the Board of Directors met ten times. Each director attended all of the meetings of the Board of Directors and the committees on which he served. The Audit Committee of the Board of Directors consists of Robert C. Levy, W. Bryan Satterlee and Edward M. Connolly, Jr. Each member of the Audit Committee is an "independent director" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers. The function of the Audit Committee is set forth below under "Report of the Audit Committee of the Board of Directors." The Audit Committee met six times in 2001. The Company does not have a nominating or compensation committee.

Director Compensation

        In 2001, the Company paid its non-employee directors a fee of $2,500 per quarter. In 2002, the non-employee directors will receive a fee of $5,000 per quarter. The Company also reimburses non-employee directors for out-of-pocket expenses incurred in attending Board and committee meetings. Historically, the Company has granted to its non-employee directors 7,500 options upon joining the Board and 5,000 options annually for service as directors. In 2001, the Company granted Robert C. Levy and W. Bryan Satterlee each a 10-year option to acquire 11,250 shares of Common Stock at an exercise price of $7.53 per share, which vests 20% per year over five years. Edward M. Connolly, Jr. received a 10-year option to acquire 16,875 shares of Common Stock at an exercise price of $7.67 upon joining the Board in January 2001. The number of options granted in 2001 to non-employee directors and the per share option exercise prices have been adjusted to give effect to the two separate three-for-two stock splits paid by the Company in 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company is required to identify any director or officer who failed to file timely a report with the Securities and Exchange Commission required under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") relating to ownership and changes in ownership of the Company's Common Stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. Based solely upon a review of reports filed under Section 16(a) of the Exchange Act and certain written representations of directors and officers of the Company, the Company is not aware of any director, officer or 10% or greater beneficial owner of Common Stock who failed to file on a timely basis any report required by Section 16(a) of the Exchange Act for calendar year 2001, other than Edward M. Connolly, Jr., who filed an untimely Form 4 reporting his open-market purchase of additional shares of Common Stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the cash and other compensation paid in 2001, 2000 and 1999 to the Company's Chief Executive Officer and the Company's top four most highly compensated executive officers who earned in excess of $100,000 in 2001 (the "Named Executive Officers").

						Long Term Compensation
	Annual Compensation
						Securities Underlying Options/SARs (#)
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation (1)		All Other Compensation (2)
Tom W. Olofson Chairman/CEO	2001 2000 1999	$175,000 125,000 100,114		$250,000 60,000 50,000	$53,522 3,063 2,684	—	$15,348 10,649 11,391
Christopher E. Olofson President/COO	2001 2000 1999	$225,000 172,500 150,108		$250,000 60,000 25.000	$6,500 4,245 3,063	$142,500	$6,300 6,000 6,000
Thomas L. Layton(3) Senior Vice President— Bankruptcy Services	2001 2000	$145,000 127,710		$15,000 —	$6,000 6,000	$6,000	$6,300 6,000
Sally D. MacDonald(4) Vice President—Human Resources—San Francisco	2001 2000	$143,188 112,500		— —	— —	$6,000	$6,300 2,869
Janice E. Katterhenry(5) Vice President and Corporate Secretary	2001 2000	$121,458 98,333	$	— 15,000	$6,000 6,000	$6,000	$6,300 5,900

(1)
Includes for Tom W. Olofson $3,315 in 2001, $3,063 in 2000 and $2,684 in 1999 for personal use of a Company automobile. Also included for Tom W. Olofson $50,207 in 2001 for payment of annual life insurance premiums on policies owned by Tom W. Olofson. Includes for Christopher E. Olofson $6,500 in 2001, $4,245 in 2000 and $3,063 in 1999 for personal use of a Company automobile. Includes a $6,000 automobile allowance for Thomas L. Layton and Janice E. Katterhenry in 2001 and 2000.

(2)
Includes for Tom W. Olofson $9,048 in 2001, $4,649 in 2000 and $5,391 in 1999 for payment by the Company of the employee portion of the Company's group insurance premium and $6,300 in 2001, $6,000 in 2000 and 1999 for Company matching contributions under the 401(k) plan. For Christopher E. Olofson, Thomas L. Layton, Janice E. Katterhenry and Sally MacDonald, consists solely of matching 401(k) contributions.

(3)
Mr. Layton joined the Company in September 1999.

(4)
Ms. MacDonald rejoined the Company in April 2000 after the acquisition of PHiTECH in San Francisco. From 1996 to 1998 she was the Vice President of Human Resources in Kansas City, at which point she relocated to San Francisco for personal reasons.

(5)
Ms. Katterhenry joined the Company in August 1999. She served as Vice President, Chief Financial Officer and Corporate Secretary through September 30, 2001. Effective October 1, 2001, Ms. Katterhenry's work schedule was reduced for family reasons and she relinquished the Chief Financial Officer position at that time.

Stock Options

        The following table sets forth information concerning stock option grants made to the Named Executive Officers in the year ended December 31, 2001.

Option Grants

Individual Grants
Number of Securities Underlying Options Granted (#)
		% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name			Exercise Price ($/sh)	Expiration Date
					5%($)	10%($)
Tom W. Olofson	—	—	—	—	—	—
Christopher E. Olofson	67,500 75,000	15.22 16.92%	$7.53 11.49	1/2/2011 7/25/2011	$541,950 319,651	$1,373,408 810,059
Thomas L. Layton	4,500 1,500	1.01 0.34	7.53 11.49	1/2/2011 7/25/2011	10,839 21,310	27,468 54,004
Sally D. MacDonald	4,500 1,500	1.01 0.34	7.53 11.49	1/2/2011 7/25/2011	10,839 21,310	27,468 54,004
Janice E. Katterhenry	4,500 1,500	1.01 0.34	7.53 11.49	1/2/2011 7/25/2011	10,839 21,310	27,468 54,004

        The following table sets forth information concerning stock options exercised by the Named Executive Officers during the year ended December 31, 2001, and the number of shares and the value of options outstanding as of December 31, 2001, for each Named Executive Officer.

Aggregate Option Exercises and
Option Values as of December 31, 2001

			Number of Securities Underlying Unexercised Options at 12/31/01(#)
					Value of Unexercised In-The-Money Options at 12/31/01($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Tom W. Olofson	—	—	—	—	—	—
Christopher E. Olofson	56,250	$1,040,000	525,000	—	$7,282,350	—
Thomas L. Layton	13,950	222,053	450	38,850	6,557	$554,630
Sally D. MacDonald	—	—	4,500	24,000	66,060	329,220
Janice E. Katterhenry	13,500	211,680	900	38,850	13,113	551,660

(1)
Based on the closing sales price of the Common Stock on the Nasdaq National Market of $19.35 per share on December 31, 2001, less the option exercise price.

Board of Directors Report on Executive Compensation

        The full Board of Directors serves as the compensation committee in determining the compensation of the Chief Executive Officer, the Chief Operating Officer and the members of the Board of Directors. The Board of Directors delegates to the Chief Executive Officer responsibility for determining the cash compensation for all other executive officers of the Company. Stock option grants for all employees are approved by the Board of Directors, acting as the stock option committee, under the Company's Stock Option Plan.

        The Board of Directors does not have a formal compensation policy for its Chief Executive Officer and Chief Operating Officer, and it has not retained the services of any outside compensation experts to assess compensation levels of those two executives. The Board of Directors is familiar with the operation of the Company and the performances of the two executives, and historically the full Board of Directors has set their compensation after discussion of the overall performance of the executives, general financial performance of the Company, increases in shareholder value of the Company and strategic initiatives undertaken by the Company. Based on its experience and publicly available material, the Board of Directors had concluded that the cash compensation levels for Tom W. Olofson and Christopher E. Olofson have historically been below the amounts paid to individuals holding comparable positions at comparable companies. Over the last two years, the Board of Directors has attempted to address this matter by providing increases in the base compensation of both the Chief Executive Officer and the Chief Operating Officer, as set forth in the Summary Compensation Table above. Additionally, the Board of Directors has approved performance bonuses for the top two executives based on the factors noted above. The bonuses paid to the Chief Executive Officer and the Chief Operating Officer for 2001 were based on the actual financial performance of the Company in 2001 and on their efforts in identifying and completing the ROC acquisition transaction in 2001, which the Board considered to be a significant accomplishment for the Company in 2001. Although Tom W. Olofson and Christopher E. Olofson participate in these compensation discussions, they abstain from any votes on their compensation or concerning stock option grants to either of them.

        In 2001, the Board of Directors offset perceived below-market levels of cash compensation for Christopher E. Olofson with meaningful stock option grants.

                      Submitted by the Board of Directors

                      Tom W. Olofson
                      Christopher E. Olofson
                      Robert C. Levy
                      W. Bryan Satterlee
                      Edward M. Connolly, Jr.

Compensation Committee Interlocks and Insider Participation

        As discussed above, both Tom W. Olofson and Christopher E. Olofson are members of the Board of Directors and have historically participated in Board discussions concerning compensation (including stock option grants) for those two executives.

Performance Graph

        The following graph shows the total shareholder return of an investment of $100 in cash for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Computer Index (the "Nasdaq Computer Index"), and (iii) the Standard & Poor's 500 Index (the "S&P 500 Index") for the indicated period (February 4, 1997 through December 31, 2001). All values assume reinvestment of the full amount of any dividends. The Company's initial public offering commenced February 4, 1997, and the Company's 2001 fiscal year ended December 31, 2001. The Nasdaq Computer Index and the S&P 500 Index are calculated by Standard & Poor's Institutional Market Services.

        The graph assumes that $100.00 was invested in the Company's Common Stock on February 4, 1997 in the Company's initial public offering, at the initial public offering price of $1.56 per share (after giving effect to the stock splits and stock dividends paid by the Company on February 23, 2001 and November 30, 2001). The closing sales price was used for each index on that date and all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

EXECUTIVE OFFICERS

        Officers are elected on an annual basis by the Board of Directors and serve at the discretion of the Board. The executive officers of the Company, as well as certain biographical information about them are as follows:

Name	Age	Position
Tom W. Olofson*	60	Chairman, Chief Executive Officer, and Director
Christopher E. Olofson *	32	President, Chief Operating Officer, and Director
Denise C. Lynch	51	Vice President, Chief Financial Officer, and Corporate Secretary
Thomas L. Layton	59	Senior Vice President—Bankruptcy Services
Victoria A. Holmes	37	Vice President—Infrastructure Software
Albert T. Annillo	51	Senior Vice President—Industry Relations
Leah G. Workman	38	Vice President—Bankruptcy Services
Catherine M. Murray	54	Vice President—Human Resources—Kansas City
Sally D. MacDonald	55	Vice President—Human Resources—San Francisco

*
Information is provided under the heading "Election of Directors" above for Tom W. Olofson and Christopher E. Olofson. Information relating to the Company's other executive officers with respect to their principal occupations and positions during the past five years is as follows:

        Denise C. Lynch joined the Company in March 2002 as Vice President, Chief Financial Officer and Corporate Secretary. Prior to joining the Company, Ms. Lynch was Vice President, Finance for Aventis Pharmaceuticals from 1995 to 2001. Her previous experience included various accounting and financial management positions at Hoechst Marion Roussel, Marion Merrell Dow and Marion Laboratories, predecessor companies to Aventis. Ms. Lynch earned a BS in Business Administration in 1974 and an MA in Economics in 1975 from Central Missouri State University.

        Thomas L. Layton joined the Company as Vice President—Chapter 7 Services in September 1999. He was promoted to Senior Vice President—Bankruptcy Services in April 2000. Prior to joining the Company, he was a Vice President and General Manager for Automatic Data Processing, Inc. from 1989 to 1999. Mr. Layton has a BA degree from St. Mary's College, Winona, Minnesota.

        Victoria A. Holmes joined the Company in November 2001 as Vice President—Infrastructure Software. Prior to joining the Company, she was Vice President, Sales and Marketing for NuParadigm Systems, Inc., a EAI/middleware, workflow and document management software and services company, from 1999 to 2001. Prior to that, she was Vice President, Sales and Marketing for Intercard, Inc., a CRM/customer loyalty software and hardware company from 1993 to 1999. Ms. Holmes earned a BA in Business Administration from Drury University in 1985, and her MBA from Keller Graduate School of Management in 2000.

        Albert T. Annillo has been Senior Vice President since January 1995. Mr. Annillo joined the Company in October 1992 as a corporate Vice President. He was Assistant Director, Executive Office for United States Trustees, Department of Justice, Washington, D.C. for six years before his association with the Company. He earned an MBA and an MED from William Patterson College in 1975 and 1979, respectively.

        Leah G. Workman joined the Company in December 2000 as Director, Client Services. She was promoted to Vice President—Bankruptcy Services in February 2002. Prior to joining the Company, she was Vice President for Executive Teleconferencing Services, a teleconferencing and communications company, from 1993 to 2000. Ms. Workman earned a BA in Business Administration from the University of Missouri-Kansas City in 1986 and her MBA from the University of Missouri-Kansas City in 1993.

        Catherine M. Murray joined the Company in June 2000 as Vice President—Human Resources—Kansas City. Ms. Murray was with EFL Associates, an executive search firm in Kansas City prior to joining the Company. She also held human resources generalist roles with Pizza Hut, Inc. and Payless ShoeSource. Ms. Murray earned her undergraduate degree from Vanderbilt University/Peabody College in Nashville, Tennessee, and her MBA from the University of Kansas.

        Sally D. MacDonald rejoined the Company as Vice President—Human Resources—San Francisco in April 2000. Ms. MacDonald was Vice President Human Resources for the Company from 1996 to 1998. Ms. MacDonald earned a BS in Business Administration from the University of San Francisco in 1984.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company had an operating lease for its corporate headquarters until April 30, 2001. Effective April 30, 2001, the Company purchased its headquarters building in Kansas City, Kansas from T & J Investment Co., a Kansas general partnership, for $1,750,000 in cash based on an MAI appraisal. The Company made rental payments to T & J Investment Company under the operating lease of $162,400 and $55,600 for calendar years 2000 and 2001, respectively. Tom W. Olofson holds a 50% interest, as a general partner, in T & J Investment Company.

        Robert C. Levy, a director of the Company, is a director, shareholder and executive committee member of the law firm of Seigfreid, Bingham, Levy, Selzer & Gee, P.C. in Kansas City, Missouri. Seigfreid, Bingham, Levy, Selzer & Gee, P.C. serves as general counsel to the Company.

PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN

        In accordance with the terms of the Company's 1995 Stock Option Plan (the "1995 Plan"), the Board of Directors, by resolution adopted March 14, 2002, amended the 1995 Plan to increase the maximum number of shares of Common Stock that may be issued upon the exercise of stock options granted under the 1995 Plan from 1,800,000 to 3,000,000. Shareholder approval of the amendment is required for it to become effective.

General

        The 1995 Plan was adopted by the Board of Directors on October 17, 1995 and approved by the shareholders of the Company on that day. Currently the maximum number of shares of Common Stock available for stock option grants under the 1995 Plan is 1,800,000, which gives effect to the two separate 3-for-2 stock splits paid by the Company in 2001.

        It is the Company's policy to have all employees participate in the 1995 Plan, as the Company views the stock options as an integral part of the overall compensation of employees. The Company's current practice is to grant stock options to all employees who complete an initial period of employment. The increase in the maximum number of shares under the 1995 Plan is necessitated by the growth in the number of employees as a result of several acquisitions, the general Company growth and the grant of additional stock options to existing employees and others as previously granted stock options vest and become exercisable.

        As of April 16, 2002, 350,428 shares had been issued upon the exercise of options granted under the 1995 Plan (including 108,825 shares issued to executive officers and directors as a group), options for 1,355,209 shares were outstanding under the 1995 Plan (including 850,675 shares issued to executive officers and directors, as a group) and 94,363 shares are available for future issuance of options under the 1995 Plan. For information with respect to options granted to and exercised by the Company's Directors and Named Executive Officers under the 1995 Plan, see "Election of Directors—Director Compensation" and "Executive Compensation—Stock Options."

Equity Compensation Plan Information

        The following table sets forth (a) the number of securities to be issued upon exercise of outstanding options, warrants and rights, (b) the weighted average exercise price of outstanding options, warrants and rights and (c) the number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)).

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,355,209	$6.72	94,363
Equity compensation plans not approved by security holders	0	0	0
Total	1,355,209		94,363

        The Company's 1995 Plan is the Company's only equity compensation plan or arrangement for purposes of the foregoing table.

Purpose

        The purposes of the 1995 Plan are to associate closely the interests of the directors, officers and all other employees of the Company with the interests of the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; provide directors, officers and all other employees with an equity ownership in the Company commensurate with corporate performance, as reflected in increased shareholder value; maintain competitive compensation levels; and provide an incentive to officers and all other employees for continuous employment with the Company.

Administration

        The 1995 Plan is administered by the Board of Directors. The Board of Directors has the authority in its sole discretion, subject to the express provisions of the 1995 Plan, to administer the 1995 Plan and to exercise all the powers and authorities either specifically granted to it under the 1995 Plan or necessary or advisable in administration of the 1995 Plan, including, without limitation, the authority to grant options, to determine the persons to whom and the time or times at which options will be granted, to determine the type and number of options to be granted and the terms, conditions and restrictions relating to any option, to construe and interpret the 1995 Plan, to prescribe rules and regulations relating to the 1995 Plan, and to make all other determinations deemed necessary or advisable for the administration of the 1995 Plan.

Securities Offered Under the 1995 Plan

        The shares of Common Stock to be purchased upon the exercise of options under the 1995 Plan will be issued from either authorized and unissued shares of Common Stock or any issued shares of Common Stock reacquired by the Company. If an option terminates or expires without a distribution in full of shares to the optionee, the shares of Common Stock with respect to the unexercised portion of the option will again be available for future grants of options under the 1995 Plan.

Eligibility

        Persons eligible for the grant of options under the 1995 Plan are the officers, directors and employees of the Company and other persons responsible for the success of the Company in the sole discretion of the Board of Directors. The Board of Directors determines those persons to whom and the time or times at which options will be granted, the type and number of options to be granted and the terms, conditions and restrictions relating to any option. There are, however, no requirements imposed by the 1995 Plan with respect to the persons to be granted options or the number of options to be granted to any persons, other than the maximum number of shares available for issuance upon the exercise of all options issued under the 1995 Plan.

Option Price

        Stock options granted under the 1995 Plan are evidenced by a written stock option agreement ("Option Agreement") in such form and containing such terms and conditions as the Board of Directors from time to time approves, subject to the 1995 Plan. Each Option Agreement states the number of shares to which it relates, whether the option constitutes an incentive stock option ("ISO") qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-qualified stock option ("NSO"), and the option price. Under the 1995 Plan, the option price may not be less than 85% of the fair market value of the Common Stock on the date of grant of the option for an NSO and not less than 100% of the fair market value of the Common Stock on the date of grant for an ISO. In the case of an ISO granted to a person owning more than 10% of the voting stock of the Company, the option price may not be less than 110% of the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock as of a particular date means the last reported sales price or the closing bid price of a share of Common Stock on the day on which the option is granted.

Payment for Common Stock Subject to Options

        Payment for Common Stock purchased upon the exercise of options granted under the 1995 Plan is to be made in full, at the time of exercise (i) in cash, or (ii) in shares of Common Stock already owned by the optionee having a fair market value equal to the option exercise price, or (iii) in a combination of cash and shares of Common Stock. All required state and federal withholding taxes are also payable by the optionee.

Term and Exercise of Options

        The Board of Directors has discretion to determine the term of an option, except that an option may not be exercised more than 10 years after its date of grant. In the case of an ISO granted to a person owning more than 10% of the voting stock of the Company, the term may not exceed five years from the date of grant. Options may be exercised in full at any time or in part from time to time in accordance with the 1995 Plan and the provisions of any applicable Option Agreement. The Board of Directors may require in its discretion that any option granted becomes exercisable only in installments or after some minimum period of time, or both. Options may not be transferred by an optionee except by will or the laws of descent and distribution and are exercisable during the lifetime of an optionee only by the optionee or the optionee's guardian or legal representatives.

        With respect to ISOs, the aggregate fair market value (determined as of the date the ISO is granted) of the shares of Common Stock with respect to which ISOs granted under this 1995 Plan and all other plans of the Company become exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

Effect of Termination of Employment, Disability, Death

        On the optionee's termination of employment with the Company for any reason other than death, disability or termination for cause, the optionee will have the right to exercise the unexercised option, or portion thereof, at any time within three months after termination. On the optionee's termination of employment with the Company by reason of death or disability, the option may be exercised at any time within one year after termination. In the event of the death of an optionee, the executors, administrators, legatees or distributees of the estate of such optionee, and in the event of an optionee's disability, the guardian or legal representatives of the optionee, have the right to exercise the option.

Certain Adjustments

        Options granted under the 1995 Plan are subject to adjustment by the Board of Directors as to the number and price of shares subject to the options in the event of changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of grant of any option. In the event of any such change in the outstanding shares of Common Stock, the aggregate number of shares available under the 1995 Plan will be appropriately adjusted by the Board of Directors, whose determination will be conclusive. The maximum number of shares available for issuance under the 1995 Plan and the shares and option exercise prices for outstanding options were adjusted twice in 2001 to give effect to the 3-for-2 stock splits paid by the Company in 2001.

Duration, Termination and Amendment of the 1995 Plan

        The Board of Directors may at any time alter, amend, suspend or terminate the 1995 Plan in whole or in part, except that no amendment may adversely affect any of the rights of any optionee, without the optionee's consent, under any option then outstanding under the 1995 Plan. The power to grant options under the 1995 Plan will automatically terminate on October 16, 2005. If the 1995 Plan is terminated, any unexercised options will continue to be exercisable in accordance with their terms and the terms of this 1995 Plan in effect immediately prior to such termination.

Certain Federal Income Tax Consequences

        The following discusses certain of the federal income tax consequences associated with (i) the grant of a stock option under the 1995 Plan, (ii) the exercise of options, and (iii) the disposition of shares received upon the exercise of an option.

        Non-Qualified Stock Options.    The grant of an NSO (including any option that exceeds the limitations on ISOs described below) to an optionee will not be a taxable event. Accordingly, the optionee will not be subject to any income tax consequences with respect to an NSO until the option is exercised. Upon the exercise of an NSO, the optionee generally will recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. Generally, the Company will be entitled to a federal income tax deduction in the amount of the "spread" recognized by the optionee as ordinary income.

        On the delivery by an optionee of shares of Common Stock already owned by the optionee as payment for the exercise price of an NSO, the number of shares received on exercise of the option equal to the number of shares of Common Stock surrendered is a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the option in excess of the number of shares surrendered will be recognized by the optionee as ordinary compensation income in an amount equal to the fair market value of such shares. The tax basis of the shares received on surrender of the previously owned shares of Common Stock is the tax basis of the shares so surrendered, and the tax basis of the additional shares received is the amount recognized as ordinary compensation income by the optionee, that is, the fair market value of such additional shares.

        The payment by an optionee of the exercise price of an NSO by means of surrender of the existing option will result in the optionee recognizing ordinary compensation income on the "spread" between the exercise price of the option surrendered and the fair market value of the shares of Common Stock on the date of exercise. Generally, the Company will be entitled to a deduction in the amount of this "spread." The tax basis of the shares of Common Stock the optionee receives on exercise will be the fair market value of such shares on the date of exercise.

        The amount and character (whether long-term or short-term) of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally will depend on, among other things, whether such disposition occurred before or after such Common Stock vested, whether an election under Code Section 83(b) with respect to such shares had been made, and the length of time such shares were held by the optionee.

        Incentive Stock Options.    Under the Code, ISOs may be granted only to employees of the Company. There are no federal income tax consequences associated with the grant of the option to an employee. In contrast to the exercise of an NSO, the exercise of an ISO will not cause an employee to recognize taxable income for federal income tax purposes. If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized on the subsequent sale or exchange of the shares generally will be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of those periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain would instead be taxable as ordinary income, and the Company would be entitled to a federal income tax deduction in that amount. The amount of gain that would be characterized as ordinary income will not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally will be characterized as a capital loss.

        On the delivery by an optionee of shares of Common Stock already owned by the optionee as payment of the exercise price of an ISO, the number of shares received on exercise of the ISO equal to the shares of the Common Stock surrendered is a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the ISO in excess of the number of shares surrendered will be treated as the exercise of an ISO and will not cause the optionee to recognize taxable income for regular income tax purposes. The tax basis of the shares received on surrender of the previously owned shares of Common Stock is the tax basis of the shares so surrendered, and the basis of any additional shares received on exercise of the ISO is the amount of any cash or other property paid on such exercise. However, if stock received on exercise of an ISO is used in connection with the exercise of an ISO when the holding period with respect to such stock is not met, such use will be considered a disqualifying disposition.

        The payment by an optionee of the exercise price of an ISO by means of surrender of such ISO will result in the optionee recognizing ordinary compensation income on the spread between the exercise price and the fair market value with respect to that number of options so surrendered less the number of options exercised for shares. Generally, the Company will be entitled to a deduction in the amount of this "spread." The tax basis of the shares of Common Stock the optionee receives on exercise of the option in this manner will be the amount paid for such shares.

Board Recommendation

        The Board of Directors believes that, as proposed, the approval of the amendment to the 1995 Plan is in the best interests of the shareholders of the Company. Approval of this proposal requires a vote in favor of the amendment by the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. A copy of the Company's 1995 Stock Option Plan is attached hereto as Appendix A.

The Board of Directors recommends that shareholders vote FOR the proposal to amend the Company's Stock Option Plan to increase the number of shares of Common Stock available for the grant of stock options thereunder.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors is responsible for overseeing management's financial reporting practices and internal controls. The Audit Committee acts under a written charter that was first adopted and approved by the Board of Directors on June 7, 2000.

        In connection with the consolidated financial statements for the fiscal year ended December 31, 2001, the Audit Committee has:

  •
  reviewed and discussed the audited financial statements with management and with representatives of Deloitte & Touche LLP, independent auditors;

  •
  discussed with the independent auditors the matters required to be discussed by Statement On Auditing Standards No. 61 (Communications with Audit Committees); and

  •
  received from the independent auditors the disclosures regarding Deloitte & Touche LLP's independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) , and discussed the independence of Deloitte & Touche LLP with representatives of the independent auditors.

        Based on these actions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        A copy of the Audit Committee's charter was attached to the Company's Proxy Statement for its 2001 Annual Meeting of Shareholders and will be provided to any shareholder upon request.

                      Robert C. Levy
                      W. Bryan Satterlee
                      Edward M. Connolly, Jr.

                      Audit Committee of the Board of Directors

INDEPENDENT AUDITORS

Changes in Accountants

        Effective September 27, 2000, the Company dismissed BKD, LLP as its independent accountants. The reports of BKD, LLP on the Company's financial statements for each of the years ended December 31, 1998 and 1999, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors.

        For the fiscal years ended December 31, 1998 and 1999, and for the period from January 1, 2000, through September 27, 2000, there were no disagreements with BKD, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BKD, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for those periods.

        On September 27, 2000, the Company engaged Deloitte & Touche LLP, as independent auditors for purposes of auditing the financial statements for the year ending December 31, 2000. The Company did not consult with Deloitte & Touche LLP regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the financial statements, and no written or oral advice was provided by Deloitte & Touche LLP that was a factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue prior to September 27, 2000.

Current Auditor Information

        Deloitte & Touche LLP has audited the 2000 and 2001 fiscal year financial statements of the Company, and the Board of Directors intends to reappoint Deloitte & Touche LLP as independent auditors for the year ending December 31, 2002. A representative of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires and will be available to respond to questions.

        Audit Fees.    The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered for the audit of the annual financial statements for the year ended December 31, 2001 and for the reviews of the financials statements included in the quarterly reports on Form 10-Q for 2001 were $94,250.

        Financial Information Systems Design and Implementation Fees.    The aggregate fees billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2001 were $0.

        All Other Fees.    The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design And Implementation Fees," for the year ended December 31, 2001 were $288,606, including audit related services of $179,800 and non-audit services of $108,806. Audit related services include fees for consents, comfort letters and acquisition related services. Non-audit services include fees for tax preparation and other tax consultations.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor's independence.

2003 SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders to be held in 2003 must be received by the Secretary of the Company, at EPIQ Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105-1309, no later than January 31, 2003, to be eligible for inclusion in the Company's Proxy Statement and proxy related to that meeting.

FINANCIAL STATEMENTS

        The Annual Report to Shareholders of the Company for the year ended December 31, 2001, is enclosed with this Proxy Statement.

OTHER MATTERS

        The Board of Directors is not aware of any matter that will be presented for action at the Annual Meeting other than the matters set forth herein. If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Tom W. Olofson
                      Chairman and Chief Executive Officer

April 26, 2002

APPENDIX A

EPIQ SYSTEMS, INC.

1995 STOCK OPTION PLAN
AS AMENDED THROUGH SEPTEMBER 20, 2001

I. PURPOSE

        The purposes of the EPIQ Systems, Inc. 1995 Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the directors, officers and all other employees of EPIQ Systems, Inc. (the "Corporation") with the interests of the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide directors, officers and all other employees with an equity ownership in the Corporation commensurate with corporate performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to officers and all other employees for continuous employment with the Corporation.

II. ADMINISTRATION

  (a)
  The Plan shall be administered by the Board of Directors of the Corporation (the "Board") or a Stock Option Plan Committee ("Committee") of the Board. Unless the Committee is composed solely of not less than two members of the Board who qualify as "Non-Employee Directors" under Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), all grants of stock options under the Plan to officers and directors of the Corporation shall be made by the Board. (The administrator of the Plan shall be referred to herein as the "Committee", regardless of whether the Plan is administered by the Board or the Committee). In addition to its duties with respect to the Plan stated elsewhere in the Plan, the Committee shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, to delegate its ministerial responsibilities hereunder to appropriate persons and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding upon all persons.

  (b)
  Stock options granted pursuant to the Plan ("Options") shall be either incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NSOs") not intended to qualify under Section 422 of the Code. References in this Plan to Options shall include both ISOs and NSOs.

  (c)
  The Committee shall administer the Plan in a manner necessary to establish and maintain the Options intended to constitute ISOs as ISOs, and the Options intended to constitute NSOs as NSOs. Accordingly, only employees of the Corporation will be eligible for grants of ISOs. However, the Corporation makes no representation that the Options designated as ISOs and the Options designated as NSOs will qualify at the time of grant as ISOs and NSOs, respectively, or will continue to qualify as ISOs and NSOs respectively. Nor does the Corporation make any representation concerning the tax consequences to any person upon receipt or exercise of any Option hereunder or the subsequent sale of Common Stock acquired thereunder.

III. SHARES SUBJECT TO THE PLAN

        Shares of common stock that may be issued under the Plan shall be the common stock, one cent ($.01) par value, of the Corporation ("Common Stock"). The aggregate number of shares of Common Stock, subject to adjustment pursuant to Article XVI, which may be delivered on exercise of the Options is Five Hundred Thousand (500,000) and such amounts of shares of Common Stock shall be, and hereby are reserved for such purpose. Such shares may be previously issues shares reacquired by the Corporation or authorized but unissued shares. If any Option expires, terminates or is canceled for any reason, without having been exercised in full, the shares covered by the unexercised portion of such Option shall again be available for Options, within the limit specified above.

IV. PARTICIPANTS

        All members of the Board, except those serving on the Committee, and all employees of the Corporation, or, if applicable, its subsidiaries, including employees who are members of the Board, shall be eligible to participate in the Plan; provided, however, that only employees of the Corporation shall be granted ISOs. Subject to the foregoing, the Committee shall, from time to time, determine, in its discretion, the directors and employees, who shall be eligible for participation in the Plan (the "Participants"). (For purposes of the Plan, the term "Participant(s)" shall, when appropriate, include any person permitted to exercise an Option in accordance with the terms of the Plan.) A member of the Board who is not an employee of the Corporation shall not be eligible to receive ISOs.

V. GRANTS OF OPTIONS

  (a)
  The Committee shall in its discretion determine the time or times when Options shall be granted and the number of shares of Common Stock to be subject to each Option, except that no Option may be granted more than ten years after the effective date hereof.

  (b)
  The Committee may in its discretion grant to Participants who are employees of the Corporation either ISOs, NSOs or a combination of both and shall at the time the Option is granted designate whether the Option is an ISO or NSO.

  (c)
  The Committee may only grant NSOs to Participants who are not employees of the Corporation.

  (d)
  At any given time, a share of Common Stock may be subject to only one of the two types of Options that may be issued under the Plan.

  (e)
  With respect to ISOs granted under the Plan, the aggregate fair market value (determined as of the date the Option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by the Participant during any calendar year under all stock option plans of the Corporation and its subsidiaries shall not exceed $100,000. Notwithstanding the provisions for acceleration of the date an Option is first exercisable in Article VII and Article VIII, in no event shall the date that an ISO is first exercisable be accelerated under this Plan if the acceleration would cause an ISO of a Participant to exceed the limit set forth in this paragraph.

  (f)
  No Option intended to constitute an ISO shall be granted to an employee who, at the time the Option is granted, owns (within the meaning of Section 422(b)(6) of the Code) Common Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or, if applicable, any of its subsidiaries (hereinafter referred to as a "Ten Percent Shareholder") unless (1) the purchase price of the Common Stock subject to such Option shall be, subject to adjustment pursuant to Article XVI, at least 110 percent of the fair market value of the Common Stock on the day the Option is granted determined in accordance with Article VI which relates to the method for determining the fair market value of the Common Stock on the date the ISO is granted, and (2) the Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

  (g)
  Each Option shall be evidenced by a written Option Agreement which shall (1) state the terms and conditions of the Option in accordance with the Plan; and (2) contain such additional provisions as may be required under applicable laws, regulations, and rules or otherwise consistent with the terms of the Plan as the Committee may determine.

VI. OPTION PRICE

  (a)
  The purchase price of a share of Common Stock subject to an NSO shall be subject to adjustment pursuant to Article XVI, as determined by the Committee, which may be less than the fair market value of the Common Stock on the date the NSO is granted; provided, however, that the purchase price may not be less than eighty-five percent (85%) of the fair market value of the Common Stock so long as the Common Stock is qualified for sale in the State of Minnesota.

  (b)
  Except as provided in paragraph (f) of Article V relating to ISOs issued to Ten Percent Shareholders, the purchase price of a share of Common Stock subject to an ISO shall be, subject to adjustment pursuant to Article XVI, an amount equal to the fair market value of the Common Stock on the day the ISO is granted.

  (c)
  The fair market value shall be the closing price at which the Common Stock is traded on the day the ISO is granted. For this purpose, the closing price of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the closing bid quotation for such day of the Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low ask quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Common Stock on at least 5 of the 10 preceding days.

VII. OPTION PERIOD; EXERCISE RIGHTS

  (a)
  Except as provided in paragraph (f) of Article V relating to ISOs issued to Ten Percent Shareholders, each Option shall be exercisable for a term as the Committee shall determine, but not more than 10 years from the date it is granted, and shall be subject to earlier termination as provided in Article VIII.

  (b)
  Unless specifically provided by the Committee in its sole discretion, an Option shall become exercisable upon its grant.

VIII. EXERCISE RIGHTS UPON TERMINATION OF EMPLOYMENT

  (a)
  If a Participant terminates employment on account of becoming disabled, the Participant may exercise the Option in whole or in part within one year after the date of disability, but in no event later than the date on which it would have expired if the Participant had not become disabled.

    For this purpose, a Participant shall be deemed to be disabled if he or she is determined to be disabled for purposes of meeting any insurance requirements under policies provided by the Corporation. If no such policies are in effect, disability shall have the same meaning as set forth in Section 22(e) of the Code.

  (b)
  If a Participant dies during a period in which he or she is entitled to exercise an Option (including the periods referred to in paragraphs (a) and (d) of this Article), the Option may be exercised at any time within its remaining term as shall be prescribed in the Option Agreement, but in no event later than the date on which it would have expired if the Participant had lived, or one year after the Participant's death, whichever date is earlier, by the Participant's executor or administrator or by any person or persons who shall have acquired the Option directly from the Participant by will or the laws of descent and distribution. The Option may be exercised in whole or in part.

  (c)
  If a Participant's employment with the Corporation or a subsidiary shall be terminated for cause, he or she shall forfeit any and all outstanding Option rights and such rights shall be deemed to have lapsed for purposes hereof as of the date of the Participant's termination of service.

  (d)
  If a Participant ceases to be employed by the Corporation or a subsidiary for any reason other than disability, death or termination for cause during a period in which he or she is entitled to exercise an Option, the Participant's Option shall terminate three months after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred. During such period the Option may be exercised only to the extent that the Participant was entitled to do so at the date of cessation of employment. The employment of a Participant shall not be deemed to have ceased upon his or her absence from the Corporation or a subsidiary on a leave of absence granted in accordance with the usual procedures of the Corporation or such subsidiary.

  (e)
  No acceleration of the exercise date of an ISO shall occur pursuant to this Article if such earlier exercise would cause an ISO to violate paragraph (e) of Article V.

IX. METHOD OF EXERCISE

        An Option shall be deemed exercised when (i) the Corporation has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the shares of Common Stock as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Participant's payment to the Corporation of the amount that is necessary for the Corporation to withhold taxes in accordance with applicable Federal, state or local tax withholding requirements. The exercise price of any share of Common Stock purchased, and any required tax payment, shall be paid in cash, by the tender of mature shares of Common Stock, or both. If payment is made in cash, it may be made by certified or official bank check, personal check or money order. If payment is made by the tender of mature shares of Common Stock, the fair market value of each such share shall be determined as of the day the shares are tendered for payment, in a manner consistent with the determination of fair market value under paragraph (b) of Article VI. Any excess of the value of the tendered shares over the purchase price will be returned to the Participant as follows:

  (i)
  Any whole shares remaining in excess of the purchase price will be returned to the Participant in kind, and may be represented by one or more certificates as determined by the Corporation in its sole discretion.

  (ii)
  Any partial Shares remaining in excess of the purchase price will be returned to the Participant in cash.

        No Participant shall be deemed to be a holder of any shares of Common Stock subject to an Option unless and until a stock certificate or certificates for such shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Article XVI.

        For purposes of this Article IX, "mature shares" shall mean those shares of Common Stock held by Participant for at least six (6) months, with the measurement of the beginning of such six (6) month period commencing with those shares owned by Participant the date this Amendment to Article IX is adopted by the Corporation's Board of Directors (September 20, 2001).

X. WITHHOLDING TAXES

        Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Corporation may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

XI. NONTRANSFERABILITY OF OPTIONS

        Each Option shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution. Each Option shall be exercisable during the Participant's lifetime only by the Participant.

XII. REPURCHASE OF SHARES BY CORPORATION

        The Corporation is under no obligation to repurchase Common Stock acquired pursuant to the exercise of an Option hereunder.

XIII. USE OF PROCEEDS

        The proceeds received by the Corporation from the sale by it of shares of Common Stock to Participants exercising Options pursuant to the Plan will be used for the general purposes of the Corporation.

XIV. LAWS AND REGULATIONS

  (a)
  If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. Without limiting the generality of the foregoing, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  (b)
  The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. This Plan shall be governed by the laws of the State of Missouri. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

XV. ISSUANCE OF SHARES OF COMMON STOCK

        As a condition of any sale or issuance of shares of Common Stock upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any applicable law or regulation include, but not limited to, the following:

  (a)
  a representation and warranty by the Participant to the Corporation, at the time any Option is exercised, that the Participant is acquiring the shares of Common Stock to be issued for investment and not with a view to, or for sale in connection with, the distribution of any such shares; and

  (b)
  a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the shares of Common Stock and are endorsed upon the share certificates.

XVI. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

  (a)
  Options granted under the Plan shall be subject to adjustment by the Committee as to the number and price of shares subject to such Options in the event of changes in the outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Option. In the event of any such change in the outstanding shares of Common Stock, the aggregate number of shares available under the Plan shall be approximately adjusted by the Committee, whose determination shall be conclusive.

  (b)
  Except as otherwise expressly provided herein, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the shares of Common Stock then subject to outstanding Options granted under the Plan.

  (c)
  Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power to the Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business; (ii) any merger or consolidation of the Corporation; (iii) any issue by the Corporation of debt securities, or preferred or preference stock that would rank above the shares of Common Stock subject to outstanding Options; (iv) the dissolution or liquidation of the Corporation; (v) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

XVII. NO EMPLOYMENT RIGHTS

        Nothing in the Plan shall confer upon any employee of the Corporation or of a subsidiary, if applicable, any right to continued employment, or interfere with the right of the Corporation or a subsidiary to terminate his or her employment at any time, for any reason.

XVIII. TERM OF PLAN; TERMINATION; AMENDMENTS

  (a)
  This Plan is effective as of October 17, 1995 (the "Effective Date"), the date of its original adoption by the unanimous consent of the Board and the unanimous consent of the Shareholders of the Corporation. This Plan shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after 10 years from the Effective Date.

  (b)
  The Board may from time to time amend, terminate or suspend the Plan or an Option, provided, however that, except to the extent provided in Article XVI, no such amendment may (i) without approval by the Corporation's shareholders, increase the number of shares of Common Stock reserved for Options or change the class of persons eligible to receive Options or involve any other change or modification requiring shareholder approval under Rule 16b-3, (ii) permit the granting of Options that expire beyond the maximum period described in Article V, (iii) extend the termination date of the Plan as set forth in Article V; or (iv) cause the Plan to be ineligible to issue ISOs, (v) reduce the purchase price of an outstanding ISO, (vi) without approval by the Corporation's shareholders, materially increase in any other way the benefits accruing to Participants or (vii) except to the extent otherwise specifically provided in the Plan, substantially impair any Option previously granted to a Participant without the consent of such Participant. Any termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.

  (c)
  Except as set forth herein, the Board or the Committee, as the case may be, may at any time or times amend the Plan, or amend any outstanding Option or Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. In the event that applicable rules or regulations are promulgated by the Internal Revenue Service which permit the acceleration of the date an Option is first exercisable without violating the $100,000 limit described in paragraph (e) of Article V, the Committee is authorized to act on behalf of the Board in amending the Plan to permit acceleration in conformity with such rules or regulations.

  (d)
  Nothing contained in this Plan shall be construed to prevent the Corporation or any subsidiary, if applicable, from taking any corporate action which is deemed by the Corporation or any such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary, other person shall have any claim against the Corporation or any subsidiary as a result of any such action.

XIX. INDEMNIFICATION OF COMMITTEE AND BOARD

        The Corporation may, consistent with applicable law, indemnify members of the Committee against any liability, loss or other financial consequence suffered by them with respect to any act or omission of the Committee or its members relating to the Plan to the same extent and subject to the same conditions as specified in the indemnity provisions contained in the By-Laws of the Corporation

XX. INTERPRETATION

  (a)
  If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. Without limiting the generality of the foregoing, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934 and, in the case of ISOs, with all applicable conditions of Section 422 of the Code or its successors and regulations promulgated thereunder. To the extent any provision of the Plan or action by the Committee or Board hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void.

  (b)
  The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

EPIQ SYSTEMS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING

Wednesday, June 5, 2002
10:00 a.m.

Fairmont Hotel
401 Ward Parkway
Kansas City, Missouri 64112

EPIQ Systems, Inc. 501 Kansas Avenue, Kansas City, Kansas, 66105	proxy
This Proxy is solicited on Behalf of the Board of Directors of EPIQ Systems, Inc.

The undersigned hereby appoints Tom W. Olofson and Christopher E. Olofson, and each of them in the order named, proxies with full power of substitution to vote all shares of Common Stock of EPIQ Systems, Inc. of record in the name of the undersigned at the close of business on April 16, 2002, at the Annual Meeting of Shareholders of EPIQ Systems, Inc. to be held on June 5, 2002, or at any adjournment or adjournments, hereby revoking all former proxies.

1.	Election of Directors:
Tom W. Olofson, Christopher E. Olofson, Robert C. Levy, W. Bryan Satterlee, Edward M. Connolly, Jr.
To withhold authority for a nominee, write the number(s) of nominee(s) in the box provided.
2.	Approval of Amendment to the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock available for the grant of stock options from 1,800,000 to 3,000,000 shares.
See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY # CONTROL #

VOTE BY PHONE — TOLL FREE —1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on June 4, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•
Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/epiq/ — QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 4, 2002.

•
You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to EPIQ Systems, Inc., c/o Shareowner Services, P. O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

^ Please detach here ^

The Board of Directors Recommends a Vote FOR the Items below.

1.	Election of Directors:	01 02	Tom W. Olofson Christopher E. Olofson	03 04 05	Robert C. Levy W. Bryan Satterlee Edward M. Connolly, Jr.	☐	FOR ALL NOMINEES	☐	WITHHOLD FOR ALL NOMINEES
(Instructions: To withhold authority to vote for a nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Amendment to 1995 Stock Option Plan	☐	For	☐	Against	☐	Abstain

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) in accordance with the specifications made and "for" the proposal if no specification is made.

Address Change: Mark Box ☐ Indicate changes below:

Dated:	, 2002

Signature(s) in Box
Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held on June 5, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS To be held Wednesday, June 5, 2002
SOLICITATION AND REVOCABILITY OF PROXIES
OUTSTANDING VOTING SECURITIES OF THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
BOARD MEETINGS AND COMMITTEES
EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT AUDITORS
2003 SHAREHOLDER PROPOSALS
FINANCIAL STATEMENTS
OTHER MATTERS
EPIQ SYSTEMS, INC. 1995 STOCK OPTION PLAN AS AMENDED THROUGH SEPTEMBER 20, 2001
I. PURPOSE
II. ADMINISTRATION
III. SHARES SUBJECT TO THE PLAN
IV. PARTICIPANTS
V. GRANTS OF OPTIONS
VI. OPTION PRICE
VII. OPTION PERIOD; EXERCISE RIGHTS
VIII. EXERCISE RIGHTS UPON TERMINATION OF EMPLOYMENT
IX. METHOD OF EXERCISE
X. WITHHOLDING TAXES
XI. NONTRANSFERABILITY OF OPTIONS
XII. REPURCHASE OF SHARES BY CORPORATION
XIII. USE OF PROCEEDS
XIV. LAWS AND REGULATIONS
XV. ISSUANCE OF SHARES OF COMMON STOCK
XVI. ADJUSTMENT UPON CHANGES IN CAPITALIZATION
XVII. NO EMPLOYMENT RIGHTS
XVIII. TERM OF PLAN; TERMINATION; AMENDMENTS
XIX. INDEMNIFICATION OF COMMITTEE AND BOARD
XX. INTERPRETATION